EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Reliant Holdings, Inc. (the “Company”) on Form S-8 (File No. 333-258392), of our report dated April 7, 2023, with respect our audits of the consolidated financial statements of the Company, as of December 31, 2022 and 2021, and for the years then ended, which report is included in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PWR CPA, LLP

PWR CPA, LLP

Houston, Texas

April 7, 2023